Exhibit 23.2

KPMG SA

Tour EQHO

2 Avenue Gambetta
CS 60055
92066 Paris La Défense Cedex

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 19, 2026, with respect to the consolidated financial statements of Cellectis S.A., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG S.A.

Cédric Adens Vaea Prior

Partner Partner

Paris La Défense, France

August 6, 2026